For Immediate Release - May 17, 2001   Contact: Kim Asbill or Gretchen Smith
                                                Chernoff/Silver & Associates
                                                803-765-1323





                 RHBT FINANCIAL CORPORATION APPOINTS HERMAN E.
                     HONEYCUTT CEO OF ROCK HILL BANK & TRUST

          C. ROBERT HERRON NAMED PRESIDENT AND CHIEF OPERATING OFFICER

ROCK HILL, S.C. - RHBT Financial Corporation (NasdaqNM: RHBT) today announced that Herman E. ("Butch") Honeycutt, an experienced financial services executive and current senior vice president of Rock Hill Bank & Trust, has been appointed to serve as chief executive officer of RHBT Financial Corporation and Rock Hill Bank & Trust.

C. Robert Herron, Rock Hill Bank & Trust's current senior vice president of commercial and consumer lending, has been appointed to serve as president and chief operating officer of Rock Hill Bank & Trust.

They replace J.A. Ferguson, Jr., who tendered his resignation today as chief executive officer and president of the Company and the Bank. Honeycutt also will replace Ferguson as a director of both the Company and the Bank.

"I believe that tendering my resignation at this time is the appropriate thing to do, and is in the best interest of the bank," Ferguson said.

Rock Hill Bank & Trust is currently involved in a previously announced lawsuit involving alleged misdirection of funds. "While I remain confident that the Bank will prevail in the litigation, the lawsuit has been very distracting to the Bank, and I believe my resignation enables new senior management more fully to focus attention on the Bank's future," Ferguson said.

Elvin F. Walker, chairman of the board of RHBT Financial Corporation, said the Board accepted Ferguson's resignation with regret. "I want to recognize the many positive contributions Jim Ferguson made during his tenure," Walker said.

"Among other things, Jim was instrumental in helping the bank get off the ground. Since its inception in 1996, Rock Hill Bank & Trust has consistently been rated as one of the top new banks in the east coast based on its financial performance. We will miss Jim's enthusiasm, drive and dedication," he said.

                                     -MORE-

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ROCK HILL BANK & TRUST - PAGE 2 OF 2

Honeycutt has more than 30 years of banking experience. Prior to joining Rock Hill Bank & Trust in 1998, he served as a senior vice president for First Union National Bank from 1995 to 1998. Before he was with First Union, he spent 25 years with Home Federal Savings Bank, where he served as its president. "Mr. Honeycutt has proven bank management capabilities, including service as a bank president," said Walker.

Honeycutt is very involved in the Rock Hill community. He currently serves as the vice chairman of the Rock Hill Economic Development Corporation and as a board member of the York Tech Foundation Board. Honeycutt also has previously served as the chairman of the Rock Hill Area Chamber of Commerce.

Herron has been with Rock Hill Bank & Trust since it opened in 1996. Prior to joining the Bank, he served as a vice president of NationsBank in the Rock Hill area. Herron also is very active in the Rock Hill community. Among other positions, he serves as the Mayor Pro-Tem for the City of Rock Hill, and he has been a member of the Rock Hill City Council since 1997.

"Mr. Herron's operational skills as a banker are well known to us, and we believe that he can provide sound and creative leadership to the Bank," said Walker. "The Board of Directors believes that both of these gentlemen can add greatly to RHBT Financial Corporation's continued success, and we are excited about our future under their management. We are committed to providing the best possible banking and financial services to our customers, and this remains a cornerstone of RHBT's strategy."

RHBT Financial Corporation is the holding company for Rock Hill Bank & Trust, a banking organization based in Rock Hill, South Carolina. Rock Hill Bank & Trust currently operates three banking locations, including two in Rock Hill and one in the Fort Mill/Tega Cay area. RHBT Financial Corporation common stock trades on the Nasdaq Stock Market under the symbol "RHBT."

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the future plans and expectations, including those related to the above-referenced lawsuit, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

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